                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [x]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [x] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                        Advantage Learning Systems, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [x] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                        ADVANTAGE LEARNING SYSTEMS, INC.
                               2911 PEACH STREET
                     WISCONSIN RAPIDS, WISCONSIN 54495-8036
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 19, 2000

TO THE SHAREHOLDERS OF ADVANTAGE LEARNING SYSTEMS, INC.:

     The 2000 Annual Meeting of Shareholders of Advantage Learning Systems, Inc. will be held at the Company's offices, 2911 Peach Street, Wisconsin Rapids, Wisconsin, on Wednesday, April 19, 2000 at 1:00 p.m., local time, for the following purposes:

     (1) To elect nine directors to serve until the 2001 Annual Meeting of Shareholders and until their successors are elected and qualified; and

     (2) To transact such other business as may properly come before the Annual Meeting, all in accordance with the accompanying Proxy Statement.

     Shareholders of record at the close of business on February 28, 2000 are entitled to notice of and to vote at the Annual Meeting.

     HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES MUST BE PRESENT IN PERSON OR BY PROXY IN ORDER FOR THE MEETING TO BE HELD. THEREFORE, SHAREHOLDERS ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON. IF YOU ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO BY REVOKING YOUR PROXY AT ANY TIME PRIOR TO THE VOTING THEREOF.

                                          Steven A. Schmidt, Secretary

March 10, 2000

                        ADVANTAGE LEARNING SYSTEMS, INC.
                               2911 PEACH STREET
                     WISCONSIN RAPIDS, WISCONSIN 54495-8036

                                 MARCH 10, 2000

                                PROXY STATEMENT

     Unless the context requires otherwise, all references to "the Company," "we," "us" or "our" refers to Advantage Learning Systems, Inc., a Wisconsin corporation, and its consolidated subsidiaries. Except as otherwise indicated, all share data has been adjusted for a two-for-one stock split in the form of a stock dividend which was payable on February 26, 1999.

     The enclosed proxy card is solicited by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on Wednesday, April 19, 2000 (the "Annual Meeting"). At the Annual Meeting, our shareholders will elect nine directors, each of whom will hold office until April 2001 and until his or her successor is duly elected and qualified.

     The expense of printing and mailing proxy materials will be borne by us, as will the expenses involved in forwarding materials to beneficial owners of our common stock, $0.01 par value per share (the "Common Stock"), held in the name of another person. No solicitation other than by mail is contemplated, except that officers or employees of the Company may solicit the return of proxies from certain shareholders by telephone. This proxy statement and the accompanying proxy card are being sent to our shareholders commencing on or about March 10, 2000.

     Only shareholders of record at the close of business on February 28, 2000 (the "Record Date") are entitled to notice of and to vote the shares of Common Stock of the Company registered in their name at the Annual Meeting. As of the Record Date, we had outstanding 34,214,773 shares of Common Stock. The presence, in person or by proxy, of the holders of a majority of the shares of the Common Stock outstanding on the Record Date is required for a quorum with respect to the matters on which action is to be taken at the Annual Meeting.

     Any shareholder executing and delivering the enclosed proxy card may revoke the same at any time prior to the voting thereof by written notice of revocation given to the Secretary of the Company.

     Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the quorum. Abstentions and broker non-votes will not be counted as voting on any matter at the Annual Meeting. Each share of Common Stock entitles its holder to cast one vote on each matter to be voted upon at the Annual Meeting.

     UNLESS OTHERWISE DIRECTED, ALL PROXIES WILL BE VOTED FOR THE ELECTION OF EACH OF THE INDIVIDUALS NOMINATED TO SERVE AS A DIRECTOR.

     DIRECTORS ARE ELECTED BY A PLURALITY OF THE VOTES CAST BY HOLDERS OF OUR COMMON STOCK ENTITLED TO VOTE AT A MEETING AT WHICH A QUORUM IS PRESENT. IN OTHER WORDS, THE NINE DIRECTORS WHO RECEIVE THE LARGEST NUMBER OF VOTES WILL BE ELECTED AS DIRECTORS. ANY SHARES NOT VOTED, WHETHER BY WITHHELD AUTHORITY, BROKER NON-VOTES OR OTHERWISE, WILL HAVE NO EFFECT IN THE ELECTION OF DIRECTORS EXCEPT TO THE EXTENT THAT THE FAILURE TO VOTE FOR AN INDIVIDUAL RESULTS IN ANOTHER INDIVIDUAL RECEIVING A LARGER NUMBER OF VOTES. ANY VOTES ATTEMPTED TO BE CAST "AGAINST" A CANDIDATE ARE NOT GIVEN LEGAL EFFECT AND ARE NOT COUNTED AS VOTES CAST IN AN ELECTION OF DIRECTORS.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table lists as of the Record Date (unless otherwise indicated) information regarding the beneficial ownership of shares of Common Stock by (i) each director and nominee for director, the Chief Executive Officer and the next three most highly compensated executive officers of the Company whose total annual compensation exceeded $100,000 last year (the "named executive officers"), (ii) each person believed by us to be a beneficial owner of more than 5% of the Common Stock and (iii) all directors and executive officers of the Company as a group. Except as otherwise indicated, the address of each beneficial owner of more than 5% of the Common Stock listed below is 2911 Peach Street, P.O. Box 8036, Wisconsin Rapids, Wisconsin 54495-8036.

                     NAME AND ADDRESS                           AMOUNT AND NATURE OF
                    OF BENEFICIAL OWNER                        BENEFICIAL OWNERSHIP(1)    PERCENT OF CLASS
                    -------------------                        -----------------------    ----------------
Judith A. Paul.............................................          12,323,133(2)              36.0%
Terrance D. Paul...........................................          12,323,133(3)              36.0
Michael H. Baum............................................              78,182(4)                 *
John R. Hickey.............................................              65,148(5)                 *
Timothy P. Welch...........................................              62,056(6)                 *
Perry S. Akins.............................................              18,000(7)                 *
John H. Grunewald..........................................              13,000(8)                 *
Gordon H. Gunnlaugsson.....................................               2,000                    *
Harold E. Jordan...........................................               1,000                    *
All directors and executive officers as a group (10
  persons).................................................          24,857,752(9)              72.4
Mark J. Bradley, as Trustee of the Terrance and Judith Paul
  Descendants' Trust.......................................           1,928,431(10)              5.6

-------------------------
  *  Less than 1% of the outstanding Common Stock.

 (1) Except as otherwise noted, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock listed.

 (2) Includes 27,900 shares of Common Stock held by the Terrance and Judith Paul Foundation, Inc. as to which Judith and Terrance Paul share voting and investment power. Also includes options for 6,431 shares of Common Stock which are currently exercisable. Ms. Paul is married to Terrance D. Paul, and Mr. Paul's shares of Common Stock are not included in the number of shares beneficially owned by Ms. Paul.

 (3) Includes 27,900 shares of Common Stock held by the Terrance and Judith Paul Foundation, Inc. as to which Judith and Terrance Paul share voting and investment power. Also includes options for 6,431 shares of Common Stock which are currently exercisable. Mr. Paul is married to Judith A. Paul, and Ms. Paul's shares of Common Stock are not included in the number of shares beneficially owned by Mr. Paul.

 (4) Includes options for 46,520 shares of Common Stock which are currently exercisable.

 (5) Includes options for 42,520 shares of Common Stock which are currently exercisable.

 (6) Includes 9,400 shares of Common Stock held by a family trust, of which Mr. Welch is the trustee.

 (7) Includes 5,000 shares of Common Stock held by a family trust, of which Mr. Akins is the trustee. Also includes options for 3,000 shares of Common Stock which are currently exercisable.

 (8) Includes options for 3,000 shares of Common Stock which are currently exercisable. Mr. Grunewald disclaims beneficial ownership of 1,000 of the shares of Common Stock indicated above, as such shares are held of record by his wife.

 (9) Includes options for 107,902 shares of Common Stock which are currently exercisable.

(10) Based on information contained in a Schedule 13G reporting ownership as of December 31, 1999. Includes 430 shares of Common Stock held directly in the Trustee's name and 315 shares of Common Stock held in an account for the Trustee's minor child. The address of the Trustee of the Terrance and Judith Paul Descendants' Trust is 500 Third Street, Suite 700, Wausau, Wisconsin 54403.

                             ELECTION OF DIRECTORS

     The number of directors constituting the whole Board of Directors is currently fixed at seven. The Board of Directors proposes to increase the size of the Board to nine, and has accordingly selected the seven members currently serving on the Board, plus two additional persons, as nominees for election at the 2000 Annual Meeting. Directors elected at the Annual Meeting will hold office for a one-year term and until their successors are duly elected and qualified.

     All nominees have indicated a willingness to serve as directors, but if any of them should decline or be unable to act as a director, the persons named in the proxy card will vote for the election of another person or persons as the Board of Directors recommends.

                         NOMINEES STANDING FOR ELECTION

      NAME AND AGE
      OF DIRECTOR                                      OFFICE
      ------------                                     ------
Judith A. Paul              Ms. Paul is the co-founder of the Company and has been
  Age 53                    Chairman of the Board of Directors since 1986. Ms. Paul acts as the Company's spokesperson and coordinates our public
                            relations and customer communication policies. Ms. Paul is a leading teacher advocate, an education activist and the
                            Executive Editor of Horizons, a magazine published by the
                            Institute for Academic Excellence, Inc., one of our
                            wholly-owned subsidiaries (the "Institute"). Ms. Paul serves on the Board of Trustees of Lawrence University, the
                            Advisory Board of the University of Wisconsin Children's
                            Hospital and the Board of Directors of the Community
                            Foundation of South Wood County. Ms. Paul holds a bachelors degree in elementary education from the University of
                            Illinois.

      NAME AND AGE
      OF DIRECTOR                                      OFFICE
      ------------                                     ------
Terrance D. Paul            Mr. Paul is the co-founder of the Company and has been Vice
  Age 53                    Chairman of the Board of Directors since July 1996. Mr. Paul is primarily responsible for our long-term strategic
                            planning and new product development strategy. He
                            conceptualized and led the development of Accelerated
                            Math(TM), STAR Reading(TM), STAR Math(TM) and
                            Renaissance(TM) professional development. Mr. Paul
                            coordinates the research activities conducted by the
                            Institute, and supervises the research activities of
                            Generation21 Learning Systems, LLC, which is one of our
                            wholly-owned subsidiaries. From November 1995 until July
                            1996, Mr. Paul served as our Chief Executive Officer. From
                            January 1992 until August 1993 and again from September 1994 until November 1995, Mr. Paul served as President of the
                            Company. For the 12 years prior to 1992, Mr. Paul was
                            President of Best Power Technology, a manufacturer of
                            uninterruptible power systems. Mr. Paul has authored
                            numerous research reports, including Patterns of Reading
                            Practice (1996) and Theoretical Foundations of Learning
                            Information Systems (1997). Mr. Paul holds a law degree from the University of Illinois and an MBA from Bradley
                            University. Terrance Paul is Judith Paul's husband.
Michael H. Baum             Mr. Baum has been Chief Executive Officer of the Company
  Age 52                    since July 1996 and a Director since September 1994. Mr.
                            Baum served as President of the Company between November
                            1995 and June 1996. From September 1994 until November 1995,
                            Mr. Baum served as the Managing Director of the Institute
                            and from June 1994 until September 1994, he served as the
                            Director of Educational Consulting for the Institute. From
                            1984 until June 1994, Mr. Baum held a variety of positions with Francorp, Inc., an international management consulting firm based in Chicago, his last position being that of
                            Executive Vice President, which he held from September 1991 until June 1994. Mr. Baum holds a bachelors degree and a
                            masters degree in teaching from Yale University and an MBA from Northwestern University.

      NAME AND AGE
      OF DIRECTOR                                      OFFICE
      ------------                                     ------
John R. Hickey              Mr. Hickey has been President of the Company since July 1996
  Age 44                    and a Director of the Company since October 1996. From
                            January 1996 until June 1996, Mr. Hickey served as Executive
                            Vice President of R.F. Technologies, Inc., a manufacturer of protection devices, and from September 1995 until December
                            1995, he served as Executive Vice President of Liebert
                            Corporation (a subsidiary of Emerson Electric), a
                            manufacturer of uninterruptible power supplies. From January
                            1989 until June 1995, Mr. Hickey held various senior
                            management positions with Best Power Technology, including
                            Executive Vice President of Operations, Senior Vice
                            President of Sales and Marketing and Vice
                            President-International. In addition, Mr. Hickey spent
                            approximately ten years with Briggs and Stratton, a
                            manufacturer of air-cooled gasoline engines for outdoor
                            power equipment, headquartered in Milwaukee, Wisconsin.
                            While at Briggs and Stratton, Mr. Hickey served in various management positions, eventually rising to the position of the Director of International Sales and Finance
                            Administration, a position he held from October 1985 until
                            January 1989. Mr. Hickey holds a bachelors degree in
                            international business from the University of Wisconsin.
Timothy P. Welch            Mr. Welch has been a Director of the Company since August
  Age 57                    1996. Mr. Welch is the founder of the predecessor to IPS
                            Publishing, Inc., which is one of our wholly-owned
                            subsidiaries ("IPS"). From June 1997 until October 1997, Mr.
                            Welch served as a consultant to IPS, and from November 1997 until August 1998, he worked for the Company on special
                            projects. From August 1996 until June 1997, Mr. Welch served as the Chief Executive Officer of IPS, and for the 15 years prior thereto, he served as the President of its
                            predecessor. Mr. Welch is also the founder and Chief
                            Executive Officer of Curriculum Technologies, Inc., a firm specializing in multi-media compact disk development for the adult literacy and English as a second language markets. Mr.
                            Welch holds a bachelors degree in journalism from the
                            University of Wisconsin.

      NAME AND AGE
      OF DIRECTOR                                      OFFICE
      ------------                                     ------
Perry S. Akins              Mr. Akins has been a Director of the Company since September
  Age 59                    1997. From 1966 to September 1998, Mr. Akins was employed by
                            ELS Educational Services, Inc. ("ELS") (formerly known as
                            Washington Educational Research Associates, Inc.). He served as President of ELS from 1977 until 1998. From 1997 until
                            his retirement in 1998, Mr. Akins also served as Chief
                            Executive Officer of ELS. Mr. Akins presently works for ELS pursuant to a consulting agreement which continues through
                            December 2000. ELS teaches English as a second language to students and professionals at its various ELS Language
                            Centers in the United States and abroad. ELS also publishes and distributes English as a second language materials
                            worldwide. Mr. Akins currently serves as a director of
                            Chocolates a la Carte, Inc., a manufacturer of specialty
                            chocolates for hotels and restaurants, Digital Carpenters, a web site developer, Western Overseas Corporation, a customs brokerage service, and EducationConnect, LLC, a web-based
                            Internet company for colleges and student applicants. Mr.
                            Akins holds a bachelors degree in Russian language and
                            history and a masters degree in education with a minor in
                            Russian language from Southern Illinois University.
John H. Grunewald           Mr. Grunewald has been a Director of the Company since
  Age 63                    September 1997. From September 1993 to January 1997, Mr.
                            Grunewald served as the Executive Vice President, Chief
                            Financial Officer and Secretary of Polaris Industries Inc.,
                            a manufacturer of snowmobiles, all-terrain vehicles and
                            personal watercraft. From June 1977 until June 1993, Mr.
                            Grunewald served as the Vice President of Finance, Chief
                            Financial Officer and Secretary of Pentair, Inc., a
                            diversified manufacturing company. Mr. Grunewald currently serves as a director of the Nash Finch Company, a wholesale food distributor, Restaurant Technologies, Inc., a supplier of full service cooking oil management systems to
                            restaurants, and Kinnard Investments, an investment banking firm. Mr. Grunewald also serves on the board of Rise, Inc., a charitable institution providing occupations for
                            handicapped and disabled children, and as a member of the
                            Board of Governors of the Bethel College Foundation. Mr.
                            Grunewald holds a bachelors degree in business from St.
                            Cloud State University and an MBA in business finance from the University of Minnesota.
Gordon H. Gunnlaugsson      Since 1987, Mr. Gunnlaugsson has served as the Executive
  Age 55                    Vice President and Chief Financial Officer of Marshall &
                            Ilsley Corporation, a bank holding company headquartered in
                            Milwaukee, Wisconsin ("M&I"). In addition, Mr. Gunnlaugsson has served as a member of the Board of Directors of M&I
                            since February 1994, and has been the Vice President of M&I
                            Marshall & Ilsley Bank, which is a subsidiary of M&I, since
                            1976. Mr. Gunnlaugsson serves as the Chairman of the
                            Milwaukee Economics Development Commission, and on the Board
                            of Directors of Luther Manor, Forward Wisconsin, Inc., Grede
                            Foundries, Inc. and West Bend Mutual Insurance Company. Mr.
                            Gunnlaugsson holds a bachelors degree in business and an MBA from the University of Wisconsin, and is a Certified Public
                            Accountant.

      NAME AND AGE
      OF DIRECTOR                                      OFFICE
      ------------                                     ------
Harold E. Jordan            Since December 1990, Mr. Jordan has served as the President
  Age 49                    and Chief Executive Officer of World Computer Systems, Inc.,
                            a computer programming services company, and from January
                            1986 until December 1990, he served as its Executive Vice
                            President. In addition, since October 1997, Mr. Jordan has served as the President and Chief Executive Officer of
                            Madras Packaging, L.L.C., a plastic molding company. From
                            May 1987 until December 1996, Mr. Jordan practiced law with
                            Jordan & Keys, a law firm which he founded, and since
                            January 1997, has been of counsel to the firm. Mr. Jordan
                            serves as the Chairman of the Board of Trustees of Lawrence
                            University, a member of the Board of Visitors of the
                            University of Wisconsin Law School and a member of the Board of Directors of Paramount Theater. Mr. Jordan holds a
                            bachelors degree from Lawrence University and a law degree from the University of Wisconsin Law School.

     The Board of Directors has standing Compensation and Audit Committees. The Board of Directors does not have a Nominating Committee. The Board of Directors held four meetings in 1999. Each director attended at least 75% of the meetings of the Board of Directors held during the period for which he or she served on the Board, and each director attended at least 75% of the meetings of the Board Committees on which the director served in 1999.

     The Compensation Committee is responsible for making recommendations to the Board of Directors concerning compensation levels of our executive officers and for administering our executive compensation plans, including the 1997 Stock Incentive Plan. The members of the Compensation Committee are Messrs. Akins (Chairman) and Grunewald, neither of whom is an employee of the Company. The Compensation Committee held four meetings in 1999.

     The Audit Committee is responsible for selecting our independent auditors, reviewing the scope, results and costs of the audit with our independent auditors and reviewing our financial statements to ensure full compliance with regulatory requirements and full disclosure of necessary information to our shareholders. The members of the Audit Committee are Messrs. Grunewald (Chairman), Akins and Paul. The Audit Committee held four meetings in 1999.

                             EXECUTIVE COMPENSATION

     Summary Compensation Information. The following table sets forth the compensation for the past three years for the named executive officers.

                           SUMMARY COMPENSATION TABLE

                                                             LONG-TERM COMPENSATION
                                                        --------------------------------
                                                              AWARDS           PAYOUTS
                                           ANNUAL       ------------------    ----------
                                        COMPENSATION        SECURITIES
                                        ------------        UNDERLYING           LTIP           ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR     SALARY($)      OPTIONS/SARS(#)(1)    PAYOUTS($)    COMPENSATION($)(3)
---------------------------     ----     ---------      ------------------    ----------    ------------------
Judith A. Paul..............    1999      $191,173            35,654                 --           $6,600
  Chairman of the Board         1998       181,186            25,724                 --            6,600
                                1997       176,046                --                 --            5,809
Terrance D. Paul............    1999       191,173            35,654                 --            6,600
  Vice Chairman of the Board    1998       181,186            25,724                 --            6,600
                                1997       176,046                --                 --            6,270
Michael H. Baum.............    1999       185,807            71,307                 --            6,600
  Chief Executive Officer       1998       164,873            62,578                 --            6,509
                                1997       168,370            93,750           $324,665(2)         6,270
John R. Hickey..............    1999       180,968            71,307                 --            6,600
  President                     1998       158,183            62,578                 --            6,244
                                1997       161,260            93,750            216,443(2)         6,270

-------------------------
(1) Reflects options granted under our 1997 Stock Incentive Plan.

(2) Reflects payout made by the Company upon termination of our phantom stock plan in connection with our initial public offering in September 1997.

(3) Reflects 401(k) plan matching amount contributed by the Company.

     Option Grants. The following table provides information on options granted to the named executive officers during 1999.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                               INDIVIDUAL GRANTS

                                                           % OF TOTAL
                                  NUMBER OF SECURITIES    OPTIONS/SARS
                                       UNDERLYING          GRANTED TO     EXERCISE OR                  GRANT DATE
                                      OPTIONS/SARS        EMPLOYEES IN    BASE PRICE     EXPIRATION      PRESENT
             NAME                    GRANTED (#)(1)       FISCAL YEAR      ($/SH)(2)        DATE       VALUE($)(3)
             ----                 --------------------    ------------    -----------    ----------    -----------
Judith A. Paul................            6,623               1.03%         $ 37.75       03/01/09      $191,603
                                          6,667               1.04            18.75       06/14/09        99,938
                                          5,780               0.90           21.625       09/01/09       102,884
                                          5,714               0.89           21.875       10/20/09       103,423
                                         10,870               1.69            11.50       12/20/09       111,744
Terrance D. Paul..............            6,623               1.03            37.75       03/01/09       191,603
                                          6,667               1.04            18.75       06/14/09        99,938
                                          5,780               0.90           21.625       09/01/09       102,884
                                          5,714               0.89           21.875       10/20/09       103,423
                                         10,870               1.69            11.50       12/20/09       111,744
Michael H. Baum...............           13,245               2.06            37.75       03/01/09       383,178
                                         13,333               2.08            18.75       06/14/09       199,862
                                         11,561               1.80           21.625       09/01/09       205,786
                                         11,429               1.78           21.875       10/20/09       206,865
                                         21,739               3.38            11.50       12/20/09       223,477
John R. Hickey................           13,245               2.06            37.75       03/01/09       383,178
                                         13,333               2.08            18.75       06/14/09       199,862
                                         11,561               1.80           21.625       09/01/09       205,786
                                         11,429               1.78           21.875       10/20/09       206,865
                                         21,739               3.38            11.50       12/20/09       223,477

-------------------------
(1) The vesting schedule for options is 25% per year with each option being fully exercisable four years from the date of grant.

(2) All options have an exercise price equal to 100% of the fair market of the Common Stock on the date of grant.

(3) The grant date present values were determined using the Black-Scholes model with the following common assumptions: a 10 year expected period of time to exercise; a weighted average risk-free rate of return of 6.23%; an expected dividend yield of 0%; and a weighted average volatility factor of 76.73%.

     Option Exercises. The following table provides information on options exercised during 1999, and options held at year end, by the named executive officers.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                            FY-END OPTION/SAR VALUES

                                                                NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED               IN-THE-MONEY
                                                                    OPTIONS/SARS                    OPTIONS/SARS
                                SHARES                              AT FY-END(#)                  AT FY-END($)(1)
                              ACQUIRED ON       VALUE       ----------------------------    ----------------------------
           NAME               EXERCISE(#)    REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
           ----               -----------    -----------    -----------    -------------    -----------    -------------
Judith A. Paul............          --              --         6,431           54,947             N/A             N/A
Terrance D. Paul..........          --              --         6,431           54,947             N/A             N/A
Michael H. Baum...........      16,000        $161,500        46,520          165,115         $98,414        $149,414
John R. Hickey............      20,000          66,250        42,520          165,115          85,664         149,414

-------------------------
(1) For valuation purposes, a December 31, 1999 market price of $11.1875 was used.

     From time to time, directors and officers of the Company and their associates may sell shares of their Common Stock to the Company pursuant to our stock repurchase program. The purchase price for any such sales is the prevailing market price at the time of such sale.

                       NON-EMPLOYEE DIRECTOR COMPENSATION

     Directors of the Company who are not employees receive a fee of $1,000 for each Board meeting which they attend and $500 for each Committee meeting which they attend, plus out-of-pocket expenses incurred in connection with attendance at each such meeting. In addition, in October 1999 each non-employee director received options under the 1997 Stock Incentive Plan to purchase a total of 6,000 shares of Common Stock, which options vest 50% after one year and 50% after two years.

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee was established after completion of our initial public offering in September 1997. The Compensation Committee consists of Messrs. Akins (Chairman) and Grunewald, neither of whom is an employee of the Company. The Compensation Committee is responsible for making recommendations to the Board concerning the compensation levels of our executive officers. The Compensation Committee also administers our 1997 Stock Incentive Plan, with responsibility for determining the awards to be made under such plan to our executive officers and to other eligible individuals. The Compensation Committee reviews compensation programs for executive officers in July of each year, with any changes to such compensation programs generally commencing in September of each year. This results in compensation decisions impacting portions of two different calendar years. For example, compensation changes effective in September of 1999 will effect four months of 1999 and eight months of 2000.

     In 1999, the Compensation Committee made compensation decisions with respect to the base salaries of and the stock option grants to our executive officers. We generally do not have a cash bonus program for executive officers. In making compensation decisions, the Compensation Committee retained Towers Perrin, an independent professional compensation consultant, to assist the Compensation Committee in fulfilling its duties. The consultant provided, among other things, a comparison of the compensation levels of our executive officers with the compensation levels of executive officers of the peer group of companies used in the performance graph. The report examined the relative revenues, duties of the executive officers and compensation levels of the peer group of companies in making its assessment.

     Based on the consultant's report, the total annual cash compensation (base salary plus annual incentives) of our executive officers was less than the median total annual cash compensation of executive officers in our peer group. However, long-term incentive compensation (i.e., stock option grants) of our executive officers was greater than the median long-term incentive compensation of executive officers in our peer group. The report concluded that the current compensation of our executive officers appears reasonable from an overall cost perspective and parallels market practice with respect to its emphasis on long-term incentives. After reviewing the consultant's report, the Committee did not set the compensation of our executive officers at any specific level as compared to the peer group of companies. Also, in making its decisions, the Committee did not assign relative weights or importance to any specific measure of financial performance of the Company.

     Base Salary. The Compensation Committee sets the base salaries of our executive officers at levels designed to attract and retain highly qualified individuals. Based on the consultant's report and the other information available to it, the Committee determined to increase base salaries for our executive officers. The Committee believes that the base salary increases were appropriate relative to our financial performance compared with the peer group of companies.

     Equity Based Compensation. Stock option grants are the primary form of long-term incentive compensation for our executive officers. The Compensation Committee believes stock options are an effective means of incenting senior management to increase the long-term value of our Common Stock. Based on the information described above, including the consultant's report, the Committee determined not to change the current annual dollar value of stock option grants to executive officers (i.e., the annual dollar value of the shares subject to option at the date of grant). In recent years, we have made semi-annual option grants in March and September of each year. Due to market conditions, the grants originally scheduled for all participating employees in March 2000 were made in 1999. The Committee believes that the total compensation package provided to executive officers, including options, is appropriate relative to all factors considered by the Committee.

     CEO Compensation. In evaluating Mr. Baum's compensation, the Committee reviewed the compensation levels for the chief executive officers of the peer group of companies described above and the financial performance of those peer group companies. Based on the consultant's report, Mr. Baum's salary and stock option grants were 63% and 87% of the median salary and stock option grants, respectively, for the chief executive officers of the peer group of companies. As a result, the Committee determined to increase Mr. Baum's base salary and to make no change in the annual dollar value of the annual stock option grants to Mr. Baum. Mr. Baum's compensation was not specifically tied to any specific financial performance criteria. The Committee believes Mr. Baum's compensation is appropriate given our financial performance.

     In making compensation decisions, it is the Compensation Committee's current intention to recommend plans and awards which will meet the requirements for deductibility for tax purposes under Section 162(m) of the Internal Revenue Code of 1986, as amended.

                          THE COMPENSATION COMMITTEE:

             Perry S. Akins, Chairman             John H. Grunewald

                               PERFORMANCE GRAPH

     The following graph compares the total stockholder return on our Common Stock since our initial public offering on September 25, 1997 with that of the Nasdaq Stock Market Index and two peer group indices constructed by us. The companies included in our old peer group index are Apollo Group, Inc. (APOL), CBT Group PLC (CBTSY), Computer Learning Centers, Inc. (CLCX), Learning Tree International, Inc. (LTRE), Sylvan Learning Systems, Inc. (SLVN), The Learning Company, Inc. (TLC), Education Management Corporation (EDMC) and TRO Learning, Inc. (TUTR). The companies included in our new peer group index are the same as the companies included in our old peer group index, except that National Computer Systems, Inc. (NLCS) has been substituted for The Learning Company, Inc.

     The total return calculations set forth below assume $100 invested on September 25, 1997, with reinvestment of dividends into additional shares of the same class of securities at the frequency with which dividends were paid on such securities through December 31, 1999. Since our initial public offering was effected in September 1997, the information in the graph is provided at quarter end intervals. The stock price performance shown in the graph below should not be considered indicative of potential future stock price performance.

                 COMPARISON OF 27 MONTH CUMULATIVE TOTAL RETURN
                    AMONG ADVANTAGE LEARNING SYSTEMS, INC.,
             THE NASDAQ STOCK MARKET (U.S.) INDEX, A NEW PEER GROUP
                             AND AN OLD PEER GROUP
PERFORMANCE GRAPH

                                         ADVANTAGE LEARNING                                                  NASDAQ STOCK MARKET
                                           SYSTEMS, INC.          NEW PEER GROUP        OLD PEER GROUP*             (U.S.)
                                         ------------------       --------------        ---------------      -------------------
9/25/97                                         100                    100                    100                    100
9/97                                            158                    105                    105                    100
12/97                                           134                    111                    111                     94
3/98                                            215                    119                    118                    110
6/98                                            171                    124                    122                    113
9/98                                            238                     97                     89                    102
12/98                                           411                    117                    106                    132
3/99                                            388                    103                     98                    148
6/99                                            277                    103                     93                    162
9/99                                            233                     95                     82                    166
12/99                                           140                    100                     87                    239

-------------------------
* The figures in the old peer group index have been restated to exclude The Learning Company, Inc. because it was acquired during 1999 and is no longer publicly traded.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

     In accordance with our Amended and Restated By-Laws, nominations, other than by or at the direction of the Board of Directors, of candidates for election as directors at the 2001 Annual Meeting of Shareholders and any other shareholder proposed business to be brought before the 2001 Annual Meeting of Shareholders must be submitted to us not later than December 20, 2000. Shareholder proposed nominations and other shareholder proposed business must be made in accordance with our Amended and Restated By-Laws which provide, among other things, that shareholder proposed nominations must be accompanied by certain information concerning the nominee and the shareholder submitting the nomination, and that shareholder proposed business must be accompanied by certain information concerning the proposal and the shareholder submitting the proposal. To be considered for inclusion in the proxy statement solicited by the Board of Directors, shareholder proposals for consideration at the 2001 Annual Meeting of Shareholders must be received by us at our principal executive offices, 2911 Peach Street, P.O. Box 8036, Wisconsin Rapids, Wisconsin 54495-8036 on or before November 10, 2000. Proposals should be directed to Mr. Steven A. Schmidt, Secretary. To avoid disputes as to the date of receipt, it is suggested that any shareholder proposal be submitted by certified mail, return receipt requested.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     We have selected Arthur Andersen LLP as our independent auditors for the fiscal year ending December 31, 2000. Representatives of Arthur Andersen LLP will be present at the Annual Meeting to make any statement they may desire and to respond to questions from shareholders.

                           PENDING LEGAL PROCEEDINGS

     No director or executive officer of the Company is an adverse party or has an interest adverse to us in any material pending legal proceeding.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers, among others, to file reports with the Securities and Exchange Commission disclosing their ownership, and changes in their ownership, of stock in the Company. Copies of these reports must also be furnished to us. Based solely on a review of these copies, we believe that during 1999, all filing requirements were complied with, except that Judith A. Paul and Terrance D. Paul each filed one report late.

                                 OTHER MATTERS

     Although management is not aware of any other matters that may come before the Annual Meeting, if any such matters should be presented, the persons named in the accompanying proxy card intend to vote such proxy in accordance with their best judgment.

     Shareholders may obtain a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 1999 at no cost by writing to Mr. Steven A. Schmidt, Secretary, Advantage Learning Systems, Inc., 2911 Peach Street, P.O. Box 8036, Wisconsin Rapids, Wisconsin 54495-8036.

                                          By Order of the Board of Directors,

                                          Steven A. Schmidt, Secretary

                                   Proxy Card
                        ADVANTAGE LEARNING SYSTEMS, INC.

           This Proxy Is Solicited On Behalf Of The Board Of Directors



      The undersigned appoints Michael H. Baum and John R. Hickey, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated below, all of the shares of stock of Advantage Learning Systems, Inc. held of record by the undersigned on February 28, 2000 at the 2000 Annual Meeting of Shareholders of Advantage Learning Systems, Inc. to be held on April 19, 2000 or at any adjournment thereof.

      This Proxy, When Properly Executed, Will Be Voted In The Manner Directed Herein By The Undersigned Shareholder. If No Direction Is Made, This Proxy Will Be Voted "For" The Election Of All Nominees For Directors.








                          (Detach below and return using the envelope provided.)

              Advantage Learning Systems, Inc. 2000 Annual Meeting

1.   ELECTION OF DIRECTORS:
     (To serve until the 2001       1-Judith A. Paul        [ ] FOR all nominees      [ ] WITHHOLD AUTHORITY
     Annual Meeting and until       2-Terrance D. Paul          listed to the left        to vote for all
     their successors are           3-Michael H. Baum           (except as specified      nominees listed
     elected and qualified)         4-John R. Hickey            below).                   to the left.
                                    5-Timothy P. Welch
                                    6-Perry S. Akins
                                    7-John H. Grunewald
                                    8-Gordon H. Gunnlaugsson
                                    9-Harold E. Jordan

     (Instructions:  To withhold authority to vote          [               ]
     for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)


2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.


     No. of Shares
                  ---------
                                            Date:
     Check appropriate box                       --------------------------
     Indicate changes below:
                                                 -------------------------------
                                                   (Signature of Shareholder)
     Address Change?  [ ]  Name Change? [ ]

                                                 -------------------------------
                                                   (Signature of Shareholder
                                                   - if held jointly)

                                            Please sign exactly as name appears
                                            hereon. When shares are held by
                                            joint tenants, both should sign.
                                            When signing as attorney, executor,
                                            administrator, trustee or guardian,
                                            please give full title as such. If a
                                            corporation, please sign in full
                                            corporate name by President or other
                                            authorized officer. If a
                                            partnership, please sign in
                                            partnership name by authorized
                                            person.